SEC Form 4, Schedule B

1.	Name and Address of Reporting Person:
		Joseph M. Field
		c/o Entercom Communications Corp.
		401 City Avenue, Suite 809
		Bala Cynwyd, PA 19004

2.	Issuer Name/Symbol:
		Entercom Communications Corp. (ETM)

3.	Statement for Month/Day/Year:
		December 22, 2003

Trade Date		Shares		Price

12/19/03		8,000		 $52.00
12/19/03		300		 $52.01
12/19/03		200		 $52.02
12/19/03		1,500		 $52.03
12/19/03		300		 $52.04
12/19/03		5,000		 $52.05
12/19/03		5,700		 $52.06
12/19/03		5,000		 $52.07
12/19/03		3,600		 $52.08
12/19/03		2,900		 $52.09
12/19/03		2,400		 $52.10
12/19/03		1,600		 $52.11
12/19/03		3,500		 $52.12
12/19/03		200		 $52.14
12/19/03		2,600		 $52.15

Total 			42,800